As filed with the Securities and Exchange Commission on May 29, 2007

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENTURY ALUMINUM COMPANY

(Exact Name of registrant as Specified in Its Charter)

Delaware	13-3070826
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Century Aluminum Company
2511 Garden Road
Building A, Suite 200
Monterey, California 93940
(831) 642-9300
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Robert R. Nielsen, Esq.
Executive Vice President, General Counsel and Secretary
Century Aluminum Company
2511 Garden Road
Building A, Suite 200
Monterey, California 93940
(831) 642-9300
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With copy to:

Rodney R. Peck, Esq.
Pillsbury Winthrop Shaw Pittman LLP
P.O. Box 7880
San Francisco, CA 94120
Telephone: (415) 983-1000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price(1)	Aggregate	Registration
Securities to be Registered	Registered(1)	per Share	Offering Price(1)	Fee(2)
Common Stock, par value $0.01 per share	—	—	—	—

(1)	There is being registered hereby such indeterminate number of shares of common stock as may from time to time be issued at indeterminate prices. Includes shares that may be offered and sold in Iceland pursuant to global depositary receipts representing such shares which may be listed on the First North Iceland market.
(2)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the Registration fee, except for $9,500 that has already been paid with respect to securities that were previously registered pursuant to Registration Statement No. 333-113667, which was filed by the Registrant on March 17, 2004, and were not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fee may be applied to the filing fee payable pursuant to this Registration Statement.

PROSPECTUS

COMMON STOCK

Century Aluminum Company may offer and sell shares of its common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.

Each time our common stock is offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell our common stock without a prospectus supplement describing the method and terms of the offering.

We may sell our common stock directly or to or through underwriters, to other purchasers and/or through agents. For additional information on the method of sale, you should refer to the section of this prospectus entitled “Plan of Distribution” on page B-6. If any underwriters are involved in the sale of our common stock offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between us and them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “CENX.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 29, 2007.

You should rely only on the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized any other person to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus. We are offering to sell and are seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date such information is presented regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of common stock.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer or sell shares of our common stock in one or more offerings. This prospectus provides you with a general description of the common stock we may offer. Each time we sell common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus, the relevant prospectus supplement and any “free writing prospectus” we may authorize to be delivered to you, together with additional information described under the next heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 to register the common stock offered under this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information required to be set forth in the registration statement. We believe that we have included or incorporated by reference all information material to investors in this prospectus, but some details that may be important for specific investment purposes have not been included. For further information, you may read the registration statement and the exhibits filed with or incorporated by reference into the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy those reports, statements or other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and on the SEC’s web site at www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the information that we subsequently file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information in such documents that is deemed, in accordance with SEC rules, not to have been filed) until our offering is complete:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (including those portions of our Proxy Statement on Schedule 14A relating to our 2007 Annual Meeting of Stockholders, which was filed on April 23, 2007, incorporated by reference therein);

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007;

•	Our Current Reports on Form 8-K dated: April 30, 2007; April 30, 2007 (amending our Current Report on Form 8-K dated August 8, 2006); March 20, 2007 (as amended by our Current Report on Form 8-K filed on April 13, 2007); March 1, 2007; and February 28, 2007;

•	The description of our common stock contained in our Registration Statement on Form 8-A filed March 4, 1996.

To the extent any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to rather than filed with, the SEC, such information or exhibit is not incorporated by reference in this prospectus.

You may request a copy of those filings, at no cost, by telephoning us at (831) 642-9300 or writing us at the following address: Century Aluminum Company, 2511 Garden Road, Building A, Suite 200, Monterey, CA 93940, Attention: Corporate Secretary.

THE COMPANY

We are a global producer of primary aluminum and the third largest primary aluminum producer in North America. Aluminum is an internationally traded commodity, and its price is effectively determined on the London Metal Exchange, or LME. Our primary aluminum facilities produce standard-grade and value-added primary aluminum products. We produced approximately 680,000 metric tons of primary aluminum in 2006 and recorded net sales of approximately $1.6 billion. In 2006 we more than doubled the capacity at our Grundartangi facility in Iceland from 90,000 metric tons per year, or “mtpy”, at the time of our acquisition of the facility to 220,000 mtpy. Following such expansion, our total primary aluminum production capacity is currently 745,000 mtpy. With the ongoing further expansion of our Grundartangi facility from 220,000 mtpy to 260,000 mtpy, our production capacity is scheduled to increase to 785,000 mtpy in the fourth quarter of 2007. In addition to our primary aluminum assets, we have 50 percent joint venture interests in an alumina refinery, located in Gramercy, Louisiana, and a related bauxite mining operation in Jamaica. The Gramercy refinery supplies substantially all of the alumina used for the production of primary aluminum at our Hawesville, Kentucky, primary aluminum facility.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements on current expectations and projections about future events. Many of these statements may be identified by the use of forward-looking words such as “expects,” “anticipates,” “plans,” “believes,” “projects,” “estimates,” “intends,” “should,” “could,” “would,” “will,” “scheduled,” “potential” and similar words. These forward-looking statements are subject to risks, uncertainties and assumptions including, among other things, those outlined in our SEC filings incorporated by reference, as well as the following:

•	The cyclical nature of the aluminum industry causes variability in our earnings and cash flows;

•	The loss of a customer to whom we deliver molten aluminum would increase our production costs and potentially our sales and marketing costs;

•	Glencore owns a large percentage of our common stock and has the ability to influence matters requiring shareholder approval;

•	We enter into forward sales and hedging contracts with Glencore that help us manage our exposure to fluctuating aluminum prices. Because Glencore is our sole metal hedge counterparty, a material change in our relationship with Glencore could affect how we hedge our exposure to metal price risk;

•	We could suffer losses due to a temporary or prolonged interruption of the supply of electrical power to one or more of our facilities, which can be caused by unusually high demand, blackouts, equipment failure, natural disasters or other catastrophic events;

•	Due to volatile prices for alumina and electricity, the principal cost components of primary aluminum production, our production costs could be materially impacted if we experience changes to or disruptions in our current alumina or power supply arrangements, production costs at our alumina refining operation increase significantly, or if we are unable to obtain economic replacement contracts for our alumina supply or power as those contracts expire;

•	By expanding our geographic presence and diversifying our operations through the acquisition of bauxite mining, alumina refining and additional aluminum reduction assets, we are exposed to new risks and uncertainties that could adversely affect the overall profitability of our business;

•	Changes in the relative cost of certain raw materials and energy compared to the price of primary aluminum could affect our margins;

•	Most of our employees are unionized and any labor dispute could materially impair our ability to conduct our production operations at our unionized facilities;

•	We are subject to a variety of existing environmental laws that could result in unanticipated costs or liabilities and our planned environmental spending over the next three years may be inadequate to meet our requirements;

•	We may not realize the expected benefits of our growth strategy if we are unable to successfully integrate the businesses we acquire;

•	We cannot guarantee that our subsidiary Nordural will be able to complete its planned expansion of the Grundartangi facility from 220,000 mtpy to 260,000 mtpy in the time forecast or without cost overruns; and

•	Our high level of indebtedness reduces cash available for other purposes and limits our ability to incur additional debt and pursue our growth strategy.

We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The risks described in our other SEC filings should be considered when reading any forward-looking statements in this document.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of our common stock under this prospectus for general corporate purposes, including capital expenditures. From time to time we evaluate the possibility of acquiring businesses and additional production facilities, and we may use a portion of the proceeds as consideration for such acquisitions. Until we use the proceeds for any purpose, we expect to invest them in interest-bearing securities.

DESCRIPTION OF STOCK

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of April 30, 2007, we had 32,585,080 shares of our common stock outstanding and 440,000 shares of our common stock issuable upon exercise of outstanding stock options under our stock option plans and approximately 520,000 shares of our common stock reserved for future issuance under our stock option plans and unvested shares of restricted stock.

The following summary description does not purport to be complete and is qualified in its entirety by the Delaware General Corporation Law, or DGCL, our restated certificate of incorporation and our amended and restated bylaws, which have been filed as exhibits to our filings with the SEC. See “Where You Can Find More Information.” Reference is made to the DGCL, our certificate of incorporation and our bylaws for a detailed description of the provisions we have summarized below.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors. Our certificate of incorporation does not provide for cumulative voting in the election of directors. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all the directors standing for election. Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors from funds which are legally available for that purpose. Upon the liquidation, dissolution or winding up of Century Aluminum, the holders of our common stock are entitled to receive ratably any of our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. All shares of our common stock currently outstanding are, and those to be issued upon the completion of any offering under a prospectus supplement will be, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock which are currently outstanding or which we may designate and issue in the future. The rights, preferences and privileges of holders of our common stock may be modified, as permitted by the DGCL, by amendments to our certificate of incorporation or bylaws. Subject to the provisions of our certificate of incorporation, our bylaws may be altered, amended or repealed either by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board of directors, or by the affirmative vote of the holders of record of at least 66 2/3 percent of the voting power of the outstanding shares of capital stock of the corporation entitled to vote at an annual meeting or at any special meeting at which a quorum shall be present. Our certificate of incorporation may be amended, except as described below under “Certain Provisions That May Have an Anti- Takeover Effect” by resolution of our board of directors which is approved by a majority of the shares of capital stock entitled to vote thereon.

Our bylaws provide that annual meetings of stockholders will be held each year on such date, and at such time, as will be fixed by our board of directors. Written notice of the time and place of the annual meeting must generally be given by mail to each stockholder entitled to vote at least ten days prior to the date of the annual meeting. Our certificate of incorporation and bylaws also provide that, subject to the rights of the holders of any class or series of our preferred stock, special meetings of the stockholders may only be called pursuant to a resolution adopted by a majority of the board of directors or the executive committee. Stockholders are not permitted to call a special meeting or to require the board or executive committee to call a special meeting of stockholders.

Preferred Stock

Under our certificate of incorporation, our board of directors is authorized to issue up to 5,000,000 shares of preferred stock without any vote or action by the holders of our common stock. Our board of directors may issue preferred stock in one or more series and determine for each series the dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms and the number of shares constituting that series, as well as the designation thereof. Depending upon the terms of preferred stock established by our board of directors, any or all of the preferred stock could have preference over the common stock with respect to dividends and other distributions and upon the liquidation of Century. In addition, issuance of any shares of preferred stock with voting powers may dilute the voting power of the outstanding common stock.

Certain Provisions That May Have an Anti-Takeover Effect

The provisions of our certificate of incorporation and bylaws and the DGCL summarized in the following paragraphs may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt, including those attempts that might result in a premium over the market price for the shares held by our stockholders.

Issuance of preferred stock.  Our certificate of incorporation provides our board of directors with the authority to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof.

Business combinations.  In addition to any affirmative vote required by law, our certificate of incorporation requires either: (1) the approval of a majority of the disinterested directors, (2) the approval of the holders of at least two-thirds of the aggregate voting power of the outstanding voting shares of Century, voting as a class, or (3) the satisfaction of certain minimum price requirements and other procedural requirements, as preconditions to certain business combinations with, in general, a person who is the beneficial owner of 10% or more of our outstanding voting stock.

Classified board.  Our certificate of incorporation provides for a classified board of directors consisting of three classes as nearly equal in size as is practicable. Each class holds office until the third annual meeting for election of directors following the election of such class.

Number of directors; removal; vacancies.  Our certificate of incorporation provides that the number of directors shall not be less than 3 nor more than 11. The directors shall have the exclusive power and right to set the exact number of directors within that range from time to time by resolution adopted by vote of a majority of the entire board of directors. The board can only be increased over 11 through amendment of our restated certificate of incorporation which requires a resolution of the board and the affirmative vote of the holders of at least two-thirds of the aggregate voting power of the outstanding shares of stock generally entitled to vote, voting as a class.

Our certificate of incorporation and bylaws further provide that directors may be removed only for cause and then only by the affirmative vote of the holders of at least two-thirds of the outstanding shares of stock generally entitled to vote, voting as a class. In addition, interim vacancies or vacancies created by an increase in the number of directors may be filled only by a majority of directors then in office. The foregoing provisions would prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

No stockholder action by written consent; special meetings.  Our certificate of incorporation generally provides that stockholder action may be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our certificate of incorporation and bylaws also provide that, subject to the rights of the holders of any class or series of our preferred stock, special meetings of the stockholders may only be called pursuant to a resolution adopted by a majority of the board of directors or the executive committee. Stockholders are not permitted to call a special meeting or to require the board or executive committee to call a special meeting of stockholders. Any call for a meeting must specify the matters to be acted upon at the meeting. Stockholders are not permitted to submit additional matters or proposals for consideration at any special meeting.

Stockholder proposals.  The bylaws establish an advance notice procedure for nominations (other than by or at the direction of our board of directors) of candidates for election as directors at, and for proposals to be brought before, an annual meeting of stockholders. Subject to any other applicable requirements, the only business that may be conducted at an annual meeting is that which has been brought before the meeting by, or at the direction of, the board or by a stockholder who has given to the secretary of Century timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. In addition, only persons who are nominated by, or at the direction of, the board, or who are nominated by a stockholder who has given timely written notice, in proper form, to the secretary prior to a meeting at which directors are to be elected, will be eligible for election as directors.

Amendment of certain certificate provisions or bylaws.  Our certificate of incorporation requires the affirmative vote of the holders of at least two-thirds of the aggregate voting power of the outstanding shares of our stock, voting as a class, generally entitled to vote to amend the foregoing provisions of our certificate of incorporation and the bylaws.

Section 203 of the DGCL.  We are subject to Section 203 of the DGCL, which generally prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless: (1) prior to such date the board of directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder, (2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding stock of the corporation, excluding shares owned by directors who are also officers of the corporation and shares owned by certain employee stock plans, or (3) on or after such date the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least two-thirds of the outstanding voting stock of the corporation that is not owned by the interested stockholder. A “business combination” generally includes mergers, asset sales and similar transactions between the corporation and the interested stockholder, and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock or who is an affiliate or associate of the corporation and, together with his affiliates and associates, has owned 15% or more of the corporation’s voting stock within three years.

The transfer agent and registrar for our common stock is Computershare Investor Services LLC.

PLAN OF DISTRIBUTION

We will set forth in the applicable prospectus supplement a description of the plan of distribution of the common stock that may be offered pursuant to this prospectus.

LEGAL MATTERS

The validity of the common stock offered through this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, San Francisco, California.

EXPERTS

The consolidated financial statements and the related financial statement schedule as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006 and management’s report on the effectiveness of internal control over financial reporting as of December 31, 2006 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the financial statements and include an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standard No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, (2) express an unqualified opinion on the financial statement schedule, (3) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (4) express an unqualified opinion on the effectiveness of internal control over financial reporting) and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses payable by the registrant in connection with the sale and distribution of the securities being registered hereby.

SEC Registration Fee	$	*
Printing and Engraving Costs		**
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Trustee and Transfer Agent Fees and Expenses		**
Miscellaneous		**
Total	$	**

*	Unutilized filing fees of $9,500 previously paid in connection with Registration Statement No. 333-113667 are being applied to the fee payable pursuant to this Registration Statement. The payment of any additional filing fees is deferred pursuant to Rules 456(b) and 457(r).

**	Not presently known.

Item 15.	Indemnification of Directors and Officers

Century Aluminum Company is a Delaware corporation. In accordance with Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), the restated certificate of incorporation of Century Aluminum Company contains a provision to limit the personal liability of our directors for violations of their fiduciary duties. This provision eliminates each director’s liability to Century Aluminum Company or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability: (i) for any breach of the director’s duty of loyalty to Century Aluminum Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including such actions involving gross negligence.

Section 145 of the DGCL provides that a corporation may indemnify any person, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of such corporation, as a director, officer, employee or agent of another corporation. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually or reasonably incurred. The restated certificate of incorporation for Century Aluminum Company provides for indemnification to fullest extent permitted by Section 145 of the DGCL of all persons who we have the power to indemnify under such section. The restated by-laws for Century Aluminum Company provide for indemnification of officers and directors to the fullest extent permitted by the DGCL.

In addition, we maintain officers’ and directors’ liability insurance which insures against liabilities that our officers and directors may incur in such capacities.

Item 16.	Exhibits

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monterey, State of California, on May 29, 2007.

CENTURY ALUMINUM COMPANY

By	/s/ Logan W. Kruger
Logan W. Kruger
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Logan W. Kruger Logan W. Kruger	President and Chief Executive Officer (Principal Executive Officer) and Director	May 29, 2007

/s/ Michael A. Bless Michael A. Bless	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 29, 2007

/s/ Steve Schneider Steve Schneider	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 29, 2007

* Craig A. Davis	Chairman of the Board and Director	May 29, 2007

* John C. Fontaine	Director	May 29, 2007

* Jack E. Thompson	Director	May 29, 2007

* Peter C. Jones	Director	May 29, 2007

* Robert E. Fishman, PhD	Director	May 29, 2007

* John P. O’Brien	Director	May 29, 2007

* Willy R. Strothotte	Director	May 29, 2007

* Jarl Berntzen	Director	May 29, 2007

*By: /s/ Robert R. Nielsen Robert R. Nielsen Attorney-in-fact for each of the persons indicated

EXHIBIT INDEX

Exhibit
Number		Description of Document

1	.1*	Form of Underwriting Agreement.
4.1		Restated Certificate of Incorporation of Century Aluminum Company (incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K dated August 10, 2005).
4.2		Amended and Restated Bylaws of Century Aluminum Company (incorporated by reference to Exhibit 4.2 to Registrant’s Current Report on Form 8-K dated August 10, 2005).
4.3		Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-1 (File No. 33-95486) filed August 8, 1995).
5	.1**	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23	.1**	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23	.2**	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in its opinion filed as Exhibit 5.1 to this Registration Statement).
24	.1**	Power of Attorney.

*	To be filed by amendment or as an exhibit to a current report of the Registrant on Form 8-K and incorporated herein by reference.

**	Filed herewith.